Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 30, 2023 (the “Closing Date”), Digital Media Solutions (the “Company” or “DMS”) acquired substantially all of the assets of G.D.M. Group Holding Limited (“G.D.M. Group” or the “Seller”), a company organized under the laws of Cyprus (“ClickDealer Cyprus”), ClickDealer Asia Pte., Ltd., a company organized in Singapore (“ClickDealer Singapore”), GDMgroup Asia Limited, a company organized in Hong Kong (“ClickDealer HongKong”) and ClickDealer Europe BV, a company organized in the Netherlands (“ClickDealer Netherlands”, and collectively with ClickDealer Cyprus, ClickDealer Singapore, ClickDealer Hong Kong, and any other related entity “ClickDealer”) (the “Acquisition”). The Company paid cash consideration of $35.0 million upon closing of the Acquisition. The Acquisition also included up to $10.0 million in contingent consideration, subject to the achievement of certain revenue and net margin-based milestones in two subsequent one-year measurement periods, payable in cash or in Class A Common Stock at the election of the Company. The Estimated Net Working Capital adjustment upon closing was $0.3 million. In order to fund the Acquisition, on December 29, 2022, the Company drew $35.0 million from the Company’s existing $50.0 million senior secured revolving credit facility (the “Revolving Facility”). The Company also drew $5.0 million from the Revolving Facility on October 4, 2022 for a total of $40.0 million during the fourth quarter of 2022. No other amounts were drawn during the year ended December 31, 2022.

On March 29, 2023, the Company entered into a securities purchase agreement with certain investors to purchase 80 thousand shares of Series A convertible redeemable preferred stock (“Series A Preferred Stock”) and 60 thousand shares of Series B convertible redeemable preferred stock (“Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), for an aggregate purchase price of $14.0 million (the “Preferred Offerings”) including $6.0 million of related party participation. The Preferred stock was issued at a 10% Original Issue Discount (OID) to the aggregate stated value of $15.5 million. On and after June 29, 2023, the Company is required to redeem 1/10th of the number of the issued shares of Preferred Stock on a monthly basis (“Installments”). The redemption price is paid, at the option of the Company by either (i) in cash at an amount that is approximately 116% of the $100 per share purchase price plus all accrued and unpaid dividends and any other amounts due (the “Mandatory Redemption Price”), (ii) in a variable number shares of Class A Common Stock based on a share price equal to the lesser of (1) the prevailing Conversion Price (as defined in the Securities Purchase Agreement), (2) 90% of the arithmetic average of the three lowest daily VWAPs (as defined in the Securities Purchase Agreement) of the 20 Trading Days prior to the applicable mandatory redemption date, or (3) 90% of the VWAP of the trading day prior to the applicable mandatory redemption date, provided that such share price used will not be below the Floor Price (as defined in the Securities Purchase Agreement), or (iii) in a combination thereof. Installments may be deferred or reallocated to other dates at the Preferred Stockholders’ discretion. The Company also issued the purchasers in the Preferred Offering warrants to acquire 14.4 million shares of Common Stock, with a 5-year maturity and an exercise price equal to $0.6453, subject to adjustment and the beneficial ownership limitations set forth in the applicable warrant agreement. Cash proceeds were $13.1 million, net of transaction costs, which the Company received on March 30, 2023, and used to fund its equity cure, as described in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 and consummate the Acquisition. During the three months ended March 31, 2023, the Company recorded a loss of approximately $4.0 million related to the change in fair value of the warrant liability which is reflected in the Company’s historical consolidated statement of operations. Refer to Note 8. Fair Value Measurements in the “Notes to the Consolidated Financial Statements” in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the Acquisition, the draws on the Revolving Facility, and the Preferred Offerings as if they had occurred on January 1, 2022, the first day of the Company’s fiscal year 2022, and combines the historical results of the Company and ClickDealer. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 combines the unaudited consolidated statement of operations of the Company for the three months ended March 31, 2023 with G.D.M. Group’s unaudited consolidated statement of profit or loss for the three months ended March 31, 2023. For the three months ended March 31, 2023, the G.D.M. Group’s unaudited consolidated statement of profit or loss is exclusively the ClickDealer business. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2022 combines the audited consolidated statement of operations of the Company for the fiscal year ended December 31, 2022 and G.D.M. Group’s audited consolidated statement of profit or loss for the for the fiscal year ended December 31, 2022. For the fiscal year ended December 31, 2022, the G.D.M. Group’s audited consolidated statement of profit or loss has been adjusted to remove certain operations that were retained by the Seller and include certain ClickDealer operations excluded from the historical G.D.M. Group’s statement of profit or loss. Refer to Note 4. Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operations for further details.

A pro forma condensed combined balance sheet is not required as the Acquisition, the draws on the Revolving Facility, and the Preferred Offerings have already been reflected in the historical consolidated balance sheet as of March 31, 2023, included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023.

The historical financial information of the Company and ClickDealer have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition, the draws on the Revolving Facility, and the Preferred Offerings, in accordance with U.S.

generally accepted accounting principles (“GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the results of operations that would have been realized if the Acquisition, the draws on the Revolving Facility, and the Preferred Offerings had been completed on the dates set forth above, nor is it indicative of the future results of the combined company. The combined company’s actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information should be read in conjunction with:

●The accompanying notes to the unaudited pro forma financial information;
●The separate audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2022 and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
●The separate unaudited consolidated financial statements of the Company as of and for the three months ended March 31, 2023 and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023;
●The separate audited consolidated financial statements of G.D.M. Group as of and for the fiscal years ended December 31, 2022 and 2021 and the related notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(in thousands, except per share data)

	DMS Historical Three Months Ended March 31, 2023	G.D.M. Group Reclassed Three Months Ended March 31, 2023 (Note 2)	Transaction Accounting Adjustments	(Note 4)		Transaction Accounting Adjustments - Financing	(Note 4)	Pro Forma Combined	(Note 4)
Net revenue	$90,313	$19,865	$—		$	$—		$110,178
Cost of revenue (exclusive of depreciation and amortization)	68,042	15,851	—			—		83,893
Salaries and related costs	12,226	1,582	—			—		13,808
General and administrative expenses	12,856	638	—			—		13,494
Depreciation and amortization	5,082	19	642	(b)		—		5,743
Acquisition costs	2,345	—	—	(c)		—		2,345
Change in fair value of contingent consideration liabilities	13	—	—			—		13
(Loss) income from operations	(10,251)	1,775	(642)			—		(9,118)
Interest expense	6,699	—	—			—	(d)	6,699
Change in fair value of warrant liabilities	3,764	—	—			—		3,764
Other expense, net	—	97	—			—		97
Net (loss) income before income taxes	(20,714)	1,678	(642)			—		(19,678)
Income tax (benefit) expense	(13)	11	(153)	(e)		—		(155)
Net (loss) income	(20,701)	1,667	(489)			—		(19,523)
Net loss attributable to non-controlling interest	(8,103)							(7,641)	(g)
Net loss attributable to Class A common stockholders	$(12,598)							$(11,882)
Weighted-average Class A common shares outstanding – basic and diluted (assuming cash redemption of Preferred Stock)	39,957							39,957	(h)
Weighted-average Class A common shares outstanding – basic and diluted (assuming Class A common stock redemption of Preferred Stock)	39,957							86,573	(h)
Loss per share attributable to Class A common stockholders:
Basic and diluted – per Class A common shares (assuming cash redemption of Preferred Stock)	$(0.32)							$(0.30)	(h)
Basic and diluted – per Class A common shares (assuming Class A common stock redemption of Preferred Stock)	$(0.32)							$(0.14)	(h)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except per share data)

	DMS Historical Year Ended December 31, 2022	G.D.M. Group Reclassed Year Ended December 31, 2022 (Note 2)	Transaction Accounting Adjustments	(Note 4)	Transaction Accounting Adjustments - Financing	(Note 4)	Pro Forma Combined	(Note 4)
Net revenue	$391,148	$80,475	$(773)	(a)	$—		$470,850
Cost of revenue (exclusive of depreciation and amortization)	287,820	61,639	1,318	(a)	—		350,777
Salaries and related costs	49,872	6,871	(593)	(a)	—		56,150
General and administrative expenses	41,878	2,141	(293)	(a)	—		43,726
Depreciation and amortization	28,242	6	2,638	(a)(b)	—		30,886
Impairment of intangible assets	21,570	—	—		—		21,570
Acquisition costs	1,650	—	—		—		1,650
Change in fair value of contingent consideration liabilities	2,583	—	—		—		2,583
(Loss) income from operations	(42,467)	9,818	(3,843)		—		(36,492)
Interest expense	17,366	—	—		3,206	(d)	20,572
Change in fair value of warrant liabilities	(3,360)	—	—		—		(3,360)
Other expense, net	132	543	267	(a)	—		942
Net (loss) income before income taxes	(56,605)	9,275	(4,110)		(3,206)		(54,646)
Income tax (benefit) expense	(4,105)	70	(583)	(a)(e)	(766)	(e)	(5,384)
Net (loss) income	(52,500)	9,205	(3,527)		(2,440)		(49,262)
Accretion of preferred stock to redemption value	—	—	—		10,951	(f)	10,951
Net (loss) income after accretion of preferred stock	(52,500)	9,205	(3,527)		(13,391)		(60,213)
Net loss attributable to non-controlling interest	(20,548)						(23,567)	(g)
Net loss available to Class A common stockholders	$(31,952)						$(36,646)
Weighted-average Class A common shares outstanding – basic and diluted (assuming cash redemption of Preferred Stock)	38,252						38,252	(h)
Weighted-average Class A common shares outstanding – basic and diluted (assuming Class A common stock redemption of Preferred Stock)	38,252						55,951	(h)
Loss per share attributable to Class A common stockholders:
Basic and diluted – per Class A common shares (assuming cash redemption of Preferred Stock)	$(0.84)						$(0.96)	(h)
Basic and diluted – per Class A common shares (assuming Class A common stock redemption of Preferred Stock)	$(0.84)						$(0.65)	(h)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X.

G.D.M. Group’s historical statement of profit and loss for the three months ended March 31, 2023 and the year ended December 31, 2022 have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, which differs in certain material respects from GAAP. During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of the G.D.M. Group’s financial information to identify differences between IFRS and GAAP, and differences in accounting policies compared to those of the Company. The Company’s assessment is ongoing; however, at the time of preparing unaudited pro forma condensed combined financial information, other than the reclassification adjustments made herein, the Company is not aware of any other material differences. Management will conduct a further review of the G.D.M. Group’s financial information in an effort to determine if additional differences exist between IFRS and GAAP or if additional differences in accounting policies require adjustment to or reclassification of the G.D.M. Group’s results to conform to the Company’s accounting policies and classifications as required by acquisition accounting rules. As a result of that review, management may identify differences that, when conformed, could have a material impact on unaudited pro forma condensed combined financial information. Refer to Note 2. Reclassification Adjustments for additional information.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805 (“ASC 805”), with the Company as the accounting acquirer, using the fair value concepts defined in Accounting Standards Codification Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of the Company and G.D.M. Group.

Under ASC 805, an acquirer must recognize any assets acquired and liabilities assumed at the acquisition date, measured at fair value as of that date. Assets meeting the identification criteria included tangible assets, such as real and personal property, and intangible assets. The excess of consideration transferred over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate consideration transferred depends upon certain estimates and assumptions, all of which are preliminary and will be revised as additional information becomes available during the measurement period, which could be up to twelve months from the Closing Date. Any such revisions or changes may be material. Refer to Note 5. Acquisitions in the “Notes to the Consolidated Financial Statements” in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 for additional information of the preliminary calculation of consideration transferred and allocation to the ClickDealer assets acquired and liabilities assumed.

The unaudited pro forma statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the Acquisition, the draws on the Revolving Facility, and the Preferred Offerings as if they had occurred on January 1, 2022, the first day of the Company’s fiscal year 2022, and combines the historical results of the Company and ClickDealer. The Preferred Offerings were not triggered by the acquisition, however as the issuance and mandatory redemption is material to the Company, the Preferred Offerings were included in this unaudited pro forma financial information. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 combines the unaudited consolidated statement of operations of the Company for the three months ended March 31, 2023 with G.D.M. Group’s unaudited consolidated statement of profit or loss for the three months ended March 31, 2023. For the three months ended March 31, 2023, the G.D.M. Group’s unaudited consolidated statement of profit or loss is exclusively the ClickDealer business. The results of operations of ClickDealer for the period between the Closing Date and March 31, 2023 have been excluded from the Company’s historical statement of operations for the three months ended March 31, 2023, as they were immaterial. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2022 combines the audited consolidated statement of operations of the Company for the fiscal year ended December 31, 2022 and G.D.M. Group’s audited consolidated statement of profit or loss for the for the fiscal year ended December 31, 2022. For the fiscal year ended December 31, 2022, the G.D.M. Group’s audited consolidated statement of profit or loss has been adjusted to remove certain operations that were retained by the Seller and include certain ClickDealer operations excluded from the historical G.D.M. Group’s statement of profit or loss.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dissynergies, operating efficiencies or cost savings that may result from the Acquisition or any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

Note 2. Reclassification Adjustments

Certain reclassification adjustments have been made to conform G.D.M. Group’s historical financial statement presentation to the Company’s financial statement presentation. Management of the combined company is currently in the process of conducting a more detailed review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

(A)Refer to the table below for a summary of reclassification adjustments made to align G.D.M. Group’s statement of profit or loss for the three months ended March 31, 2023 to the Company’s statement of operations (in thousands).

G.D.M. Group Line Items	DMS Line Items	G.D.M. Group Historical Three Months Ended March 31, 2023	Reclassification Adjustments	Note	G.D.M. Group Reclassed Three Months Ended March 31, 2023
Revenue from contracts with customers	Net revenue	$19,865	$—		$19,865
Cost of sales	Cost of revenue (exclusive of depreciation and amortization)	15,851	—		15,851
Administration expenses	Salaries and related costs	1,960	(378)	(a)(c)	1,582
Selling and distribution expenses	General and administrative expenses	199	439	(a)(b)	638
Expected credit loss allowance	N/A	80	(80)	(b)	—
N/A	Depreciation and amortization	—	19	(c)	19
Other operating income	Other expense, net	12	85	(d)	97
Net finance (income) / cost	N/A	85	(85)	(d)	—
Income tax expense	Income tax (benefit) expense	11	—		11
____________________
(a)Reclass $359 thousand of office and other miscellaneous expenses from Salaries and related costs to General and administrative expenses.
(b)Reclass $80 thousand of Expected credit loss allowance to General and administrative expenses.
(c)Reclass $19 thousand of depreciation expense from Salaries and related costs to Depreciation and amortization.
(d)Reclass $85 thousand of Net finance (income) / cost to Other expense, net.

(B)Refer to the table below for a summary of reclassification adjustments made to align G.D.M. Group’s statement of profit or loss for the year ended December 31, 2022 to the Company’s statement of operations (in thousands).

G.D.M. Group Line Items	DMS Line Items	G.D.M. Group Historical Year Ended December 31, 2022	Reclassification Adjustments	Note	G.D.M. Group Reclassed Year Ended December 31, 2022
Revenue from contracts with customers	Net revenue	$80,475	$—		$80,475
Cost of sales	Cost of revenue (exclusive of depreciation and amortization)	61,639	—		61,639
Administration expenses	Salaries and related costs	8,117	(1,246)	(a)(d)	6,871
Selling and distribution expenses	General and administrative expenses	84	2,057	(a)(b)(c)	2,141
Expected credit loss allowance	N/A	690	(690)	(b)	—
Receivables write-off	N/A	127	(127)	(c)	—
N/A	Depreciation and amortization	—	6	(d)	6
Other operating income	Other expense, net	(127)	670	(e)	543
Net finance (income) / cost	N/A	670	(670)	(e)	—
Income tax expense	Income tax (benefit) expense	70	—		70
____________________
(a)Reclass $1,240 thousand of office and other miscellaneous expenses from Salaries and related costs to General and administrative expenses.
(b)Reclass $690 thousand of Expected credit loss allowance to General and administrative expenses.
(c)Reclass $127 thousand of Receivables write-off to General and administrative expenses.
(d)Reclass $6 thousand of depreciation expense from Salaries and related costs to Depreciation and amortization.
(e)Reclass $670 thousand of Net finance (income) / cost to Other expense, net.

Note 3. Preliminary Purchase Price Allocation

The Company accounted for the completed Acquisition as a business combination in accordance with GAAP. Accordingly, the purchase price attributable to the Acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair values.

As of March 30, 2023, the acquisition date, the fair value of the intangibles, contingent consideration liability and working capital accounts are as follows (in thousands):

ClickDealer	Acquisition Date Fair Value
Goodwill	$6,207
Intangible Assets:
Technology	$5,010
Customer relationships	$20,400
Brand	$2,840

Contingent consideration liability	$2,457

Working capital accounts	$3,320

The Company primarily used Income Approach methodologies, which represents Level 3 fair value measurements, to assess the components of its purchase price allocation. The acquisition was accounted for as a business combination, whereby the excess of the fair value of the business over the fair value of identifiable net assets was allocated to Goodwill. The results of operations of the acquired business have been excluded in the Company’s results of operations since the acquisition date of March 30, 2023, as they were immaterial. Under ASC 805, an acquirer must recognize any assets acquired and liabilities assumed at the acquisition date, measured at fair value as of that date. Assets meeting the identification criteria included tangible assets, such as real and personal property, and intangible assets. Identified intangible assets included the brand and customer relationships of the acquired business. Fair value of the ClickDealer and Homequote.io brands was determined using the Income Approach and Relief from Royalty Method, fair value of the technology was determined using the Relief from Royalty Method, and fair value of customer relationships was determined using the Multi Period Excess Earnings Method.

The Goodwill related to this transaction reflects the workforce and synergies expected from combining the operations of ClickDealer and will be included in the Brand Direct reportable segment. The goodwill expected to be deductible for tax purposes is being evaluated. Intangible assets primarily consist of brand, technology and customer relationships with an estimated useful life of five years for brand, seven years for technology and fifteen years for customer relationships.

For further information on the purchase consideration, fair value estimates of the assets acquired and liabilities assumed, and resulting goodwill as of the March 30, 2023 acquisition date, see Note 5. Acquisitions in the “Notes to the Consolidated Financial Statements” in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023.

Note 4. Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operations

Adjustments included in the Transaction Accounting Adjustments column and Transaction Accounting Adjustments – Financing column in the accompanying unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and fiscal year ended December 31, 2022 are as follows:

(a)The historical G.D.M. Group statement of profit or loss for the year ended December 31, 2022 includes certain operations unrelated to the ClickDealer business that are being retained by the Seller. In addition, certain ClickDealer operations are not reflected in the historical G.D.M. Group statement of profit or loss for the year ended December 31, 2022. Pro forma adjustments for the year ended December 31, 2022 represent the impact of removing the historical results of the business retained by the Seller and the inclusion of ClickDealer operations excluded from the historical results. An increase in revenue and expense is presented as a positive number while a decrease is presented as a negative number. For the three months ended March 31, 2023, the G.D.M. Group’s unaudited consolidated statement of profit or loss is exclusively the ClickDealer business, and no additional adjustment is necessary.

(in thousands)	Remove Business Retained by Seller	Include ClickDealer Operations Excluded from G.D.M. Group Historical Results	Net Adjustment
Net revenue	$(1,258)	$485	$(773)
Cost of revenue (exclusive of depreciation and amortization)	(1,258)	2576	1318
Salaries and related costs	(593)	—	(593)
General and administrative expenses	(407)	114	(293)
Depreciation and amortization	—	48	48
Other expense, net	255	12	267
Income tax (benefit) expense	36	—	36

(b)Reflects the adjustment to Depreciation and amortization related to the amortization of the estimated fair value of intangible assets and removal of historical depreciation of ClickDealer’s Property, plant & equipment, as the fair value of acquired Property, plant & equipment was determined to be zero.

(in thousands)	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments:
Removal of historical ClickDealer depreciation expense	$(19)	$(54)
Amortization of intangible assets	661	2,644
Net pro forma transaction accounting adjustments to Depreciation and amortization	$642	$2,590

As disclosed in Note 5. Acquisitions in the “Notes to the Consolidated Financial Statements” in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, acquired intangibles are being amortized using a straight-line method. The preliminary fair value of identifiable intangible assets acquired in the unaudited pro forma condensed combined financial statements consists of the following:

(in thousands)	Estimated Useful Life (in years)	Acquisition Date Fair Value
Technology	7	$5,010
Customer relationships	15	20,400
Brand	5	2,840
Total		$28,250

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $66 thousand for the three months ended March 31, 2023 and $264 thousand for the year ended December 31, 2022. Pro forma amortization is preliminary and further analysis of the forecast and refinements to the significant assumptions in the valuation models used to value the intangible assets may be needed to adjust their fair value and corresponding amortization expense throughout the measurement period.

(c)The Company incurred $2.3 million and $1.3 million for the three months ended March 31, 2023 and the year ended December 31, 2022, respectively, of nonrecurring charges in connection with the Acquisition which are reflected in the Company’s historical consolidated statement of operations for the three months ended March 31, 2023. For the three months ended March 31, 2023 and the year ended December 31, 2022, no material transaction costs were recorded in G.D.M. Group’s historical statement of profit or loss. There are no material transaction costs related to the Acquisition expected to be incurred after March 31, 2023.

(d)Reflects the incremental interest expense impact of the $40.0 million draws on the Revolving Facility from the period between January 1, 2022 and the date of the draws as described in the introduction. Borrowings under the Revolving Facility bear interest, at the Company’s option, at either (i) adjusted LIBOR plus 4.25% or (ii) a base rate (which is equal to the highest of (a) the administrative agent’s prime rate, (b) the federal funds rate, as in effect from time to time, plus 0.50%, (c) one-month LIBOR plus 1.00%, and (d) 1.75% (the “Base Rate”)), plus 3.25%. For purposes of these unaudited pro forma condensed combined financial statements, the effective interest rate is assumed to be 8.33% as disclosed in the Company’s March 31, 2023 Form 10-Q. As the $40.0 million in aggregate draws occurred in fiscal year 2022, the Company’s historical statement of operations for the three months ended March 31, 2023 already reflects the interest expense for the debt financing.

A sensitivity analysis on interest expense for the year ended December 31, 2022 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the $40.0 million draws of the Revolving Facility. The following table shows the change in the interest expense for the debt financing transaction described above:

(in thousands)	For the Year Ended December 31,2022
Change in interest expense assuming:
Increase of 0.125%	$48
Decrease of 0.125%	$(48)

(e)Reflects the income tax impact of the pro forma adjustments utilizing a blended statutory income tax rate in effect of 23.9% for the three months ended March 31, 2023 and the year ended December 31, 2022. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(f)Reflects the adjustment to record the dividends to holders of shares of Preferred Stock, which accrue dividends at a 4.0% annual rate, compounding on an annual basis regardless of whether or not declared as well as the accretion of the Preferred Stock to the redemption value. The Company has the option to redeem the Preferred Stock and accrued dividends in the form of cash or Class A common stock. As the Preferred Stock will be fully redeemed within twelve months of issuance, there is no impact to the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023. As described in Note 1. Basis of Presentation, the Preferred Offerings were not triggered by the Acquisition, however the redemption of the preferred stock is material to the Company and therefore included in this unaudited pro forma financial information.

The dividends and accretion to redemption value related to the Preferred Stock are as follows:

(in thousands)	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments - financing:
Dividends on preferred stock	$389
Accretion of Preferred Stock to redemption value (1)	10,562
Net pro forma transaction accounting adjustments - financing to Accretion of preferred stock to redemption value	$10,951
____________________
(1)The accretion of Preferred Stock represents the difference between the carrying value of the Preferred Stock (net of allocated transaction costs) as of the issuance date and March 31, 2023 of $5.0 million and the stated redemption value of $15.5 million.

(g)The non-controlling interest represents the membership interest in Digital Media Solutions Holding (“DMSH”) held by holders other than the Company. As of March 31, 2023 and December 31, 2022, the non-controlling ownership percentage in DMSH was 39.1%. For the purposes of this unaudited pro forma financial information, any potential changes to the non-controlling interest percentage caused by a redemption of the Preferred Stock in Class A common shares have not been presented and the 39.1% ownership percentage has been assumed for both periods.

(h)Basic loss per share of Class A common stock is computed by dividing the pro forma net loss available to Class A common stockholders by the weighted-average number of shares of Class A common stock outstanding during the period. At the time of preparing this pro forma financial information, the Company has not made a final determination on whether the redemption of the Preferred Stock and accrued dividends will be in the form of cash or Class A common stock. As such, the unaudited pro forma condensed combined financial information has been prepared to present the impact to pro forma basic loss per share of Class A common stock based on the two potential alternative forms of redemption of the Preferred Stock for the three months ended March 31, 2023 and the year ended December 31, 2022. Note that the Preferred Stock redemption could also be a mix of cash and Class A common stock.

	For the Three Months Ended March 31, 2023		For the Year Ended December 31, 2022
	Pro Forma Combined (Assuming Cash Redemption)	Pro Forma Combined (Assuming Stock Redemption) (1)	Pro Forma Combined (Assuming Cash Redemption)	Pro Forma Combined (Assuming Stock Redemption) (1)
Net loss available to Class A common stockholders	$(11,882)	$(11,882)	$(36,646)	$(36,646)
Weighted-average Class A common shares outstanding – basic and diluted	39,957	86,573	38,252	55,951
Loss per share attributable to Class A common stockholders:	$(0.3)	$(0.14)	$(0.96)	$(0.65)
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(1)For the purposes of this unaudited pro forma financial information, in the scenario assuming that the Preferred Stock is redeemed in the form of Class A common stock, the shares of Class A common stock paid at redemption is calculated assuming a VWAP of $0.38, calculated using the arithmetic average of the three lowest daily VWAPs for the twenty trading days between May 9, 2023 and June 6, 2023. The actual VWAP at time of redemption could be either higher or lower resulting in a change in the number of shares of Class A common stock required to be paid to the Preferred Stockholders. Given the inherent uncertainty related to the redemption scenarios, no potential gain or loss on redemption has been presented.

The potential dilutive outstanding securities were excluded from the computation of pro forma net loss per share because their effect would have been anti-dilutive.